Exhibit 10.12

EMPLOYEE FORM

DOCGO INC.

2021 STOCK INCENTIVE PLAN

GRANT NOTICE FOR
INCENTIVE STOCK OPTIONS

FOR GOOD AND VALUABLE CONSIDERATION, DocGo, Inc. (the “Company”), hereby grants to Participant named below the Incentive Stock Option (the “Option”) to purchase any part or all of the number of shares of Common Stock that are covered by this Option at the Exercise Price per share, each specified below, and upon the terms and subject to the conditions set forth in this Grant Notice, the DocGo, Inc. 2021 Stock Incentive Plan (as amended from time to time, the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. This Option is intended to qualify as an incentive stock option under Section 422 of the Code to the maximum extent permitted thereunder. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Name of Participant:
Grant Date:
Number of Shares of Common Stock covered by Option:
Exercise Price Per Share:
Expiration Date:	The tenth (10th) anniversary of the Grant Date.
Vesting Schedule:

Subject to the Plan and the Standard Terms and Conditions, the Option shall vest in accordance with the following schedule, so long as Participant remains continuously employed by the Company or its Subsidiaries from the Grant Date through such vesting date:

IN ORDER TO RECEIVE THE BENEFITS OF THIS AGREEMENT, PARTICIPANT MUST EXECUTE AND RETURN THIS GRANT NOTICE (THE “ACCEPTANCE REQUIREMENTS”). IF YOU FAIL TO SATISFY THE ACCEPTANCE REQUIREMENTS WITHIN 60 DAYS AFTER THE GRANT DATE, THEN (1) THIS GRANT NOTICE WILL BE OF NO FORCE OR EFFECT AND THE OPTION GRANTED HEREIN WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION, AND (2) NEITHER PARTICIPANT NOR THE COMPANY WILL HAVE ANY FUTURE RIGHTS OR OBLIGATIONS UNDER THIS GRANT NOTICE OR THE STANDARD TERMS AND CONDITIONS.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions and the Covenants Agreement.

DOCGO, INC.

By:
Name:
Title:

PARTICIPANT

[Name]

Signature Page to

Grant Notice for

Incentive Stock Options

EXHIBIT A

DOCGO, INC.
2021 STOCK INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
INCENTIVE STOCK OPTIONS

These Standard Terms and Conditions apply to the Options granted pursuant to DocGo, Inc. 2021 Stock Incentive Plan (the “Plan”), which are identified as incentive stock options and are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. Terms of Option

DocGo, Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an Incentive Stock Option (the “Option”) to purchase up to the number of shares of Common Stock at an exercise price per share, each as set forth in the Grant Notice. The Option is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2. INCENTIVE Stock Option

The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be interpreted accordingly. Section 422 of the Code provides, among other things, that the Optionee shall not be taxed upon the exercise of a stock option that qualifies as an incentive stock option provided the Optionee does not dispose of the shares of Common Stock acquired upon exercise of such option until the later of two years after such option is granted to the Optionee and one year after such option is exercised. Notwithstanding anything to the contrary herein, Section 422 of the Code provides that incentive stock options (including, possibly, the Option) shall not be treated as incentive stock options if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such incentive stock options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, taking options into account in the order in which they were granted. Thus, if and to the extent that any shares of Common Stock issued under a portion of the Option exceeds the foregoing $100,000 limitation, such shares shall not be treated as issued under an incentive stock option pursuant to Section 422 of the Code.

3. Exercise of Option

(a) The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice or the terms of the Plan, to purchase up to that number of shares of Common Stock as set forth in the Grant Notice; provided, that (except as set forth in Section 4(a) below) the Participant remains employed with the Company and does not experience a Termination of Employment. The vesting period and/or exercisability of an Option may be adjusted by the Committee to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis.

(b) To exercise the Option (or any part thereof), the Participant shall deliver to the Company a “Notice of Exercise” in a form specified by the Committee, specifying the number of whole shares of Common Stock the Participant wishes to purchase and how the Participant’s shares of Common Stock should be registered (in the Participant’s name only or in the Participant’s and the Participant’s spouse’s names as community property or as joint tenants with right of survivorship).

(c) The exercise price (the “Exercise Price”) of the Option is set forth in the Grant Notice. The Company shall not be obligated to issue any shares of Common Stock until the Participant shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid in Common Stock, cash or a combination thereof, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option, the delivery of previously owned Common Stock, withholding of shares of Common Stock deliverable upon exercise of the Option (but only to the extent share withholding is made available to the Participant by the Company), or in such other manners as may be permitted by the Committee.

(d) Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares of Common Stock hereunder would violate Company policy or any federal, state or other applicable laws.

4. Expiration of Option

The Option shall expire and cease to be exercisable as of the earlier of (i) the Expiration Date set forth in the Grant Notice or (ii) the date specified below in connection with the Participant’s Termination of Employment:

(a) If the Participant’s Termination of Employment is as a result of the Participant’s death or Disability, subject to the Participant’s (or the Participant’s personal representative’s) execution and nonrevocation of a general release of claims in a form provided by the Company, (i) the entire Option shall be fully vested and (ii) the Participant may exercise any portion of the Option until the first anniversary of the Termination Date (as defined below).

(b) If the Participant’s Termination of Employment is as a result of an Involuntary Termination (as defined below) on or within 24-months following a Change in Control, subject to the Participant’s execution and nonrevocation of a general release of claims in a form provided by the Company, (i) the entire Option shall be fully vested and (ii) the Participant may exercise any portion of the Option until the date that is 90 days following the Termination Date.

(c) If the Participant’s Termination of Employment is by the Company for Cause, the entire Option, whether or not then vested and exercisable, shall be immediately forfeited and canceled as of the Termination Date.

(d) If the Participant’s Termination of Employment is for any reason other than as set forth in Section 4(a), 4(b), or 4(c), the Participant may exercise any portion of the Option that is vested and exercisable at the time of such Termination of Employment until the date that is 90 days following the Termination Date.

(e) Any portion of the Option that is not vested and exercisable at the time of a Termination of Employment (after taking into account any accelerated vesting under this Section 4, Section 15 of the Plan or any other agreement between the Participant and the Company) shall be forfeited and canceled as of the Termination Date.

(f) As used in this Section 4:

(i) “Involuntary Termination” means a Termination of Employment by the Company without Cause (and not as a result of death or Disability).

(ii) “Termination Date” means the date of the Participant’s Termination of Employment.

5. Restrictions on Resales of Shares Acquired Pursuant to Option Exercise

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other option holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6. Income Taxes

The Company shall not deliver shares of Common Stock in respect of the exercise of any Option unless and until the Participant has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations. Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the exercise of the Option (including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Stock issuable under the Option), withholding may be effected, at the Company’s election, withholding Common Stock issuable in connection with the exercise of the Option (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of the Option from any amounts payable by it to the Participant (including future cash wages).

7. Non-Transferability of Option

Except as permitted by the Committee or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime. The Company may cancel the Participant’s Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 7.

8. Other Agreements Superseded’

The Grant Notice, these Standard Terms and Conditions, the Covenants Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded; provided, however, that the terms of the Covenants Agreement are in addition to and complement (and do not replace or supersede) all other agreements and obligations between the Company and any of its affiliates and the Participant with respect to noncompetition, nonsolicitation and noninterference.

9. Limitation of Interest in Shares Subject to Option

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

10. No Liability of Company

The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt, exercise or settlement of any Option granted hereunder.

11. General

(a) In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.

(c) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d) These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

(e) In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f) All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

12. Electronic Delivery

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Option and the Common Stock via Company web site or other electronic delivery.

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